EXHIBIT 4.3


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated February 25, 1999 on the statements of condition and related bond portfolios of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 313 (Florida IM-IT, Missouri IM-IT and Virginia Quality Trusts) as of February 25, 1999 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.

                                                              GRANT THORNTON LLP

Chicago, Illinois
February 25, 1999